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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) August 6, 1999


                            GeoLogistics Corporation
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                 (Exact Name of Registrant as Specified in Charter)

Delaware                               333-42607                  22-3438013
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
of Incorporation)                                            Identification No.)


               13952 Denver West Parkway, Golden, Colorado  80401
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              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code:  (303) 704-4400

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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On August 6, 1999, GeoLogistics Corporation (the "Company") and its wholly-owned subsidiaries, GeoLogistics Americas, Inc. and GeoLogistics Air Services, Inc. ("GLAS"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with FDX Corporation, a Delaware corporation ("FDX"), and FDX's wholly-owned subsidiary, FDX Global Logistics, Inc., a Delaware corporation (the "Purchaser"). Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase substantially all of the assets of GLAS for aggregate cash consideration of approximately $115,768,000 (the "Acquisition"). Consummation of the Acquisition is subject to the satisfaction of certain closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     On August 6, 1999, the Company issued a press release regarding the Acquisition. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  The following documents are filed as exhibits to this report:


              Exhibit No.             Description
              -----------             -----------
                 99.1                 Press Release dated August 6, 1999.

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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GEOLOGISTICS CORPORATION


Date:  August 9, 1999                   By:  /s/ Ronald Jackson
                                             ---------------------------------
                                             Ronald Jackson
                                             Vice President and General Counsel

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                                 EXHIBIT INDEX


Exhibit
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  99.1        Press Release dated August 6, 1999.